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                        MASCOTECH, INC.
                    (a Delaware corporation)

Subsidiaries as of March 15, 1999*
                                                Jurisdiction of
     Name                                Incorporation or Organization

Arrow Specialty Company                              Delaware

BLD Products, Ltd.                                   Michigan
     Novo Products, Inc.                             Florida

Cuyam Corporation                                    Ohio

GLO North America Company                            Delaware

Hebco Products, Inc.                                 Ohio

International Brake Industries, Inc.                 Delaware

K-Tech Mfg., Inc.                                    Delaware

Kendallville Foundry, Inc.                           Delaware

Longman Enterprises, Inc.                            Florida
     Pylon Manufacturing Corp.                       Delaware

Masco Industries International Sales, Inc.           Barbados

MascoTech Accessories, Inc.                          California

MascoTech Coatings, Inc.                             Michigan

MascoTech Edison, Inc.                               New Jersey

MascoTech Europe, Inc.                               Delaware

MascoTech European Holdings, Inc.                    Delaware
     GLO S.p.A.                                      Italy


*Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

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MascoTech Forming Technologies - Fort Wayne, Inc.     Indiana

MascoTech GmbH                                        Germany
     Gruppo Tov (20%)                                 Italy
     H&B Hyprotec Technology OHG                      Germany
          Huber & Bauer GmbH 20%                      Germany
     Holzer GmbH & Co.                                Germany
     Holzer Limited                                   United Kingdom
     Neumeyer CR spol S.r.o.                          Czech Republic
     Neumeyer Fliesspressen GmbH                      Germany

MascoTech Holding Company                             Delaware

MascoTech Industrial Components, Inc.                 Delaware

MascoTech Italia, S.r.l.                              Italy
     Gruppo Tov (80%)                                 Italy

MascoTech Services, Inc.                              Delaware

MascoTech Sintered Components Espana S.L.             Spain

MascoTech Sintered Components Limited                 United Kingdom

MascoTech Sintered Components of Indiana, Inc.        Indiana

MascoTech Sintered Components, Inc.                   Delaware

MascoTech Tubular Products, Inc.                      Michigan

MASX Energy Services Group, Inc.                      Delaware

MASG Disposition, Inc.                                Michigan

McGuane Industries, Inc.                              Michigan

Mr. Bracket, Inc.                                     Delaware

NI Wheel, Incorporated                                Ontario

Plastic Form, Inc.                                    Delaware

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TriMas Corporation                                    Delaware
     Beaumont Bolt & Gasket, Inc.                     Texas
          Industrial Bolt & Gasket, Inc.              Louisiana
          Louisiana Bolt and Gasket, Inc.             Louisiana
     Compac Corporation                               Delaware
          Netcong Investments, Inc.                   New Jersey
     Di-Rite Company                                  Ohio
     Draw-Tite, Inc.                                  Delaware
     Draw-Tite (Canada) Ltd.                          Ontario
     Eskay Screw Corporation                          Delaware
     Fulton Performance Products, Inc.                Delaware
     Heinrich Stolz GmbH                              Germany
          Stolz North America, Inc.                   Texas
     Hitch =N Post, Inc.                              Delaware
     Kee Services, Inc.                               Michigan
     Keo Cutters, Inc.                                Michigan
     Lake Erie Screw Corporation                      Ohio
     Lamons Metal Gasket Co.                          Delaware
          Canadian Gasket & Supply Inc.               Canada
          Louisiana Hose & Rubber Co.                 Louisiana
     Monogram Aerospace Fasteners, Inc.               Delaware
     NI Foreign Military Sales, Inc.                  Delaware
     NI West, Inc.                                    California
     Norris Cylinder Company                          Delaware
     Norris Environmental Services, Inc.              California
     Norris Industries, Inc.                          California
     Punchcraft Company                               Michigan
     Reese Products, Inc.                             Indiana
          TriMas Corporation Pty. Ltd.                Australia
          Reese Products of Canada Ltd.               Ontario
     Reska Spline Products, Inc.                      Michigan
     Richards Micro-Tool, Inc.                        Delaware
     Rieke Corporation                                Indiana
          Rieke Canada Limited                        Canada
          Rieke of Indiana, Inc.                      Indiana
          Rieke of Mexico, Inc.                       Delaware
               Rieke de Mexico, S.A. de C.V.          Mexico
          Rieke Leasing Co., Incorporated             Delaware
     TriMas Corporation Limited                       United Kingdom
          The Englass Group Limited                   United Kingdom
          The English Glass Company Limited           United Kingdom
               Top Emballage S.A.                     France
     TriMas Export, Inc.                              Barbados
     TriMas Fasteners, Inc.                           Delaware
     TriMas Services Corp.                            Delaware
W.C. McCurdy & Co.                                    Michigan

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